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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-4 of our report dated August 14, 2009 relating to the consolidated statement of financial condition of LexingtonPark Parent Corp. and subsidiaries and our report dated May 22, 2009, except for note 20, as to which the date is July 10, 2009 relating to the consolidated financial statements of Ramius LLC and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
September 9, 2009

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM